Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-44117, No. 333-62936, No. 333-126583 and No. 333-151378) of Mac-Gray Corporation of our report dated May 5, 2008, relating to the financial statements of Automatic Laundry Company, Ltd as of and for the years ended December 31,2007 and 2006 which appear in this Current Report on Form 8-K/A of Mac-Gray Corporation dated April 1, 2008.

/s/ Clifton Gunderson LLP

Clifton Gunderson LLP
Denver, Colorado
June 16, 2008